SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): September 13, 2016

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On September 13, 2016 and September 14, 2016, warrants were exercised by two holders at $2.6058 per share of common stock of USA Technologies, Inc. (the “Company”), for a total of 1,277,142 shares. In addition, subsequent to August 25, 2016 and prior to September 13, 2016, one of the aforementioned holders exercised warrants at $2.6058 per share for an aggregate of 40,000 shares. The Company has received $3,432,209 as a result of the exercise of these warrants. Pursuant to the registration rights agreement entered into at the time of the issuance of the warrants, the Company has registered the shares underlying the warrants for resale by the holders thereof under the Securities Act of 1933, as amended. As of the date hereof, warrants to purchase up to 553,125 shares at $2.6058 per share remain unexercised, and expire on September 19, 2016.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: September 15, 2016	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer